Exhibit 16.1

July 7, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the Item 4.01 of Form 8-K dated July 7, 2016, of Source Financial, Inc. and are in agreement with the statements contained therein.

/s/ Lichter, Yu and Associates, Inc.